CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): March 21, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

 714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In January 2011, we filed a Current Report on Form 8-K to disclose that, notwithstanding our plans for regaining compliance with the applicable continued listing requirements of the NYSE Amex, the Staff of the NYSE Amex sent us a delisting notice stating their determination and belief that we did not make progress consistent with our compliance plan and remained non-compliant with certain sections of the NYSE Amex Company Guide (the “Company Guide”), and therefore, our securities were subject to the initiation of delisting proceedings.  Pursuant to our rights under the Company Guide, we appealed this decision to a Listing Qualifications Panel of the NYSE Amex Committee on Securities.

On March 16, 2011, we received another notice from the NYSE Amex Staff stating their belief that we failed to comply with certain NYSE Amex disclosure requirements, specifically, those contained in Sections 401(e) and 402(e) of the Company Guide and that we failed to comply with Section 132(e) of the Company Guide for allegedly omitting material information in the written submission to the NYSE Amex regarding our request for an appeal.  These claims center around the recent press releases regarding our collaboration agreement with Mayo Validation Support Services (MVSS) and whether the information contained in our press releases and submission to the NYSE Amex was materially misleading to investors and the NYSE Amex.  As stated in our March 8, 2011 press release, we entered into a collaboration agreement with MVSS, which is a service line of Mayo Collaborative Services, Inc.  We have been provided with the opportunity to address the Staff’s most recent determination and intend to timely do so in connection with our appeal hearing before the Listing Qualifications Panel.  Our securities are expected to remain listed on the NYSE Amex pending a determination by the Listing Qualifications Panel following the hearing. The hearing has been postponed and is in the process of being rescheduled. Although there can be no guarantee as to the final hearing date, we expect to establish a new date in the near future.  After the hearing, once the Listing Qualifications Panel renders a decision, we will issue a press release and file another 8-K to disclose the results.

Item 7.01 Regulation FD Disclosure.

On March 22, 2011, we issued a press release announcing the receipt of the March 16, 2011 letter.   A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

/s/ Akio Ariura
Name: Akio Ariura
Title: CFO

Dated:  March 21, 2011